                                                                    EXHIBIT 99.2
                                                                    ------------


                            SYNBIOTICS CORPORATION
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Synbiotics Corporation (the "Company") in accordance with the Company's 1995 Stock Option/Stock Issuance Plan:

Optionee:  __________________________________________
- --------

Grant Date:  ________________________________________
- ----------

Option Price:  $_________________________ per share
- ------------

Number of Option Shares:    ______________ shares
- -----------------------

Vesting Commencement Date:  ______________________
- -------------------------

Expiration Date:  __________________________________
- ---------------

Type of Option:  ____ Incentive Stock Option
- --------------

                 ____ Non-Statutory Stock Option


Exercise Schedule:
- -----------------

The Option Shares shall vest in a series of successive equal quarterly installments over sixteen (16) quarters of Service completed by the Optionee commencing with the Vesting Commencement Date.

Other Special Provisions:
- ------------------------

None.

Optionee agrees to be bound by the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit "A." Optionee also understands that the Option is granted subject to and in accordance with the express terms and conditions of the Synbiotics Corporation 1995 Stock Option/Stock Issuance Plan (the "Plan"), a copy of which is attached hereto as Exhibit "B," and agrees to be bound by the terms and conditions of the Plan.

Optionee hereby acknowledges receipt of a copy of the official plan prospectus in the form attached hereto as Exhibit "C."

NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in the Stock Option Agreement or the
- ---------------------------------
Plan shall confer upon the Optionee the right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

                                    SYNBIOTICS CORPORATION



                                    By: ________________________
                                    Title: _____________________



                                    ____________________________
                                    OPTIONEE

                                    Address:
                                    ____________________________

                                    ____________________________


Dated: _________________, 199__

                                   EXHIBIT A
                                   ---------


                            SYNBIOTICS CORPORATION
                            STOCK OPTION AGREEMENT
                            ----------------------


                                  WITNESSETH:
                                  -----------

RECITALS
- --------

A. Synbiotics Corporation (the "Company") has adopted the 1995 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and directors) and consultants and other independent contractors who contribute to the financial success of the Company or its parent or subsidiary corporations.

B. Optionee is an individual who is to render valuable services to the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

NOW, THEREFORE, it is hereby agreed as follows:

1.   GRANT OF OPTION.  Subject to and upon the terms and conditions set forth in
     ---------------
this Agreement, the Company hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Notice of Grant"), a stock option to purchase up to that number of shares of the Company's Common Stock (the "Option Shares") as is specified in the Notice of Grant. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Notice of Grant.

2.   OPTION TERM.  This option shall have a maximum term of ten (10) years
     -----------
measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Notice of Grant, unless sooner terminated in accordance with Paragraph 5 or 6.

3.   LIMITED TRANSFERABILITY.  This option shall be neither transferable nor
     -----------------------
assignable by Optionee other than by will or by the laws of descent and distribution following the Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

4.   EXERCISABILITY.  This option shall become exercisable for the Option Shares
     --------------
in one or more installments as specified in the Notice of Grant. As the option becomes exercisable for the Option Shares in one or more such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or the sooner termination of the option term under Paragraph 5 or 6 of this Agreement.

5.   TERMINATION OF SERVICE.  The option term specified in Paragraph 2 shall
     ----------------------
terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

     (i)  Except to the extent otherwise provided in subparagraphs (ii) through
          (iii) below, should Optionee cease to remain in the Service of the Company at any time during the option term, then this option shall not remain exercisable for more than a thirty (30)-day period commencing with the date of

                                     -A-1-
          such cessation of Service. Upon the expiration of such thirty (30)-day period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to be outstanding.

     (ii) Should Optionee die while in Service or within the thirty (30)-day period following his or her cessation of Service, then the personal representative of the Optionee's estate or the person or persons to whom this option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall terminate and cease to remain exercisable, upon the earlier of (A) the expiration of the twelve (12)-month period measured
          -------
          from the date of Optionee's death or (B) the Expiration Date.

     (iii)Should Optionee become permanently disabled and cease by reason thereof to remain in Service at any time during the option term, then this option shall not remain exercisable for more than a twelve (12) month period commencing with the date of such cessation of Service. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

     (iv) In no event shall this option be exercisable at any time after the specified Expiration Date of the option term.

     (v) During the limited post-Service period of exercisability determined in accordance with subparagraphs (i) through (iii) above, this option may not be exercised for more than the number of Option Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Notice of Grant or the special acceleration provisions of Paragraph 6 of this Agreement. However, the number of Option Shares purchasable after the Optionee's death shall be reduced for any Option Shares purchased by the Optionee after his or her cessation of Service but prior to death.

     (vi) For purposes of this Paragraph 5 and for all other purposes under this Agreement, the following definitions shall be in effect:

          A. The Optionee shall be deemed to remain in SERVICE for so long as the Optionee continues to render periodic services to the Company or any parent or subsidiary corporation, whether as an Employee, a non-employee member of the Company's Board of Directors or an independent consultant or advisor.

          B. The Optionee shall be deemed to be an EMPLOYEE and to continue in the Company's employ for so long as the Optionee remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          C. The Optionee shall be deemed to be PERMANENTLY DISABLED if the Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) consecutive months or more, unable to perform his or her usual duties for the Company or the parent or subsidiary corporation retaining his or her services.

          D. A corporation shall be considered to be a SUBSIDIARY corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided

                                     -A-2-
               each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          E. A corporation shall be considered to be a PARENT corporation of the Company if it is a member of an unbroken chain ending with the Company, provided each such corporation in the chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.   CORPORATE TRANSACTION.
     ---------------------

     A. For purposes of this Section III, a "Corporate Transaction" shall be one or more of the following stockholder-approved transactions:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

          (iii)any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

     B. If this option is to be assumed in connection with the Corporate Transaction or is otherwise to continue in effect, then it shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided that the aggregate option price payable for such securities shall remain the same.

     C. In the event of any Corporate Transaction in which this option will not be assumed or otherwise continued (after such adjustment as may be required under paragraph B), the exercisability of this option shall automatically accelerate so that, immediately prior to the specified effective date for the Corporate Transaction, it shall become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. This option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof.

     D. The exercisability of this option as an incentive stock option under the Federal tax laws (if designated as such in the Notice of Grant) shall, in connection with any such Corporate Transaction, be subject to the applicable dollar limitation of Paragraph 18.

     E. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                     -A-3-

7.   ADJUSTMENT IN OPTION SHARES.
     ---------------------------

     A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this option and (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     B. If this option is to be assumed in connection with a Corporate Transaction or is otherwise to continue in effect, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price payable per share, provided the
                                                              --------
          aggregate Option Price payable hereunder shall remain the same.

8.   PRIVILEGE OF STOCK OWNERSHIP.  The holder of this option shall not have any
     ----------------------------
of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option, paid the Option Price for the purchased shares and been issued a stock certificate for such shares.

9.   MANNER OF EXERCISING OPTION.
     ---------------------------

     A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may
          be) must take the following actions:

          (i) Execute and deliver to the Secretary of the Company (a) a written notice of exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified
                       ---------
               the number of Option Shares for which the option is exercised.

          (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

               1.   full payment in cash or check drawn to the Company's order;

               2. full payment in shares of Common Stock of the Company held by the Optionee for at least six (6) months and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

               3. full payment in a combination of shares of Common Stock of the Company held by the Optionee for at least six (6) months and valued at Fair Market Value on the Exercise Date, and cash or check drawn to the Company's order;

               4. full payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and

                                     -A-4-
                    employment taxes required to be withheld by the Company by reason of such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

               5. full payment in any other form which the Plan Administrator may, in its discretion, approve at the time of exercise in accordance with the provisions of Paragraph 15 of this Agreement./1/

          (iii)Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than the Optionee) have the right to exercise this option.

     B. For purposes of this Agreement, the Fair Market Value of a share of Common Stock on any relevant date shall be determined in accordance with subparagraphs (i) and (ii) below, and the Exercise Date shall be the date on which the executed Exercise Notice is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the Option Price for the purchased shares must accompany the Exercise Notice. The procedure for measuring Fair Market Value shall be as follows:

          (i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the NASDAQ National Market System, Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (iii)If shares of the series of common stock to be valued at the time are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

     C. As soon after the Exercise Date as practical, the Company shall mail or deliver to or on behalf of the Optionee (or to any other person or persons exercising this option) a certificate or certificates representing the purchased shares.

_________________________

/1/ Authorization of a Company loan or installment payment pursuant to this provision may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

                                     -A-5-

     D.  In no event may this option be exercised for any fractional shares.

10.  COMPLIANCE WITH LAWS AND REGULATIONS.
     ------------------------------------

     A. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Option Shares may be listed at the time of such exercise and issuance.

     B. In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

11.  SUCCESSORS AND ASSIGNS.  Except to the extent otherwise provided in
     ----------------------
Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

12.  LIABILITY OF COMPANY.
     --------------------

     A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Article 4, Section III of the Plan.

     B. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

13.  NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in this Agreement or in the
     ---------------------------------
Plan shall confer upon the Optionee any right to continue in the Service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

14.  NOTICES.  Any notice required to be given or delivered to the Company under
     -------
the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at the Company's principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Notice of Grant. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

15.  LOANS.  The Plan Administrator may, in its absolute discretion and without
     -----
any obligation to do so, assist the Optionee in the exercise of this option by
(i) authorizing the extension of a loan to the Optionee from the Company or (ii) permitting the Optionee to pay the Option Price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate, the collateral requirements and terms of repayment) shall be established by the Plan Administrator in its sole discretion.

                                     -A-6-

16.  CONSTRUCTION.  This Agreement and the option evidenced hereby are made and
     ------------
granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

17.  GOVERNING LAW.  The interpretation, performance, and enforcement of this
     -------------
Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

18.  ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION.  In the event
     ------------------------------------------------- ------
this option is designated as an incentive stock option in the Notice of Grant, the following terms and conditions shall also apply to the grant:

     A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date the Optionee ceases to be an Employee by reason of permanent disability.

     B. No installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of any earlier installments of Common Stock for which this option or any other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

     C. Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate fair market value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable at the time the Corporate Transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of any earlier installments of Common Stock for which this option or any other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any parent or subsidiary corporations) first become exercisable during the calendar year in which the Corporate Transaction occurs, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

     D. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, the Optionee will recognize compensation income in connection with the acquisition of one or more Option Shares hereunder, and the Optionee must make appropriate arrangements for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to such compensation income.

19.  ADDITIONAL TERMS APPLICABLE TO A NON-STATUTORY STOCK OPTION.  In the event
     -----------------------------------------------------------
this option is designated as a non-statutory stock option in the Notice of Grant, Optionee hereby agrees to make appropriate arrangements with the Company or parent or subsidiary corporation employing Optionee for the satisfaction of any Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

                                     -A-7-

                                   EXHIBIT I
                                   ---------
                      NOTICE OF EXERCISE OF STOCK OPTION
                      ----------------------------------


I hereby notify Synbiotics Corporation (the "Company") that I elect to purchase _________ shares of the Company's Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me under the Company's 1995 Stock Option/Stock Issuance Plan (the "Plan") on ________________, 199_ to purchase up to __________ shares of such Common Stock at an option price of $_________ per share (the "Option Price").

Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall pay to the Company the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.


_____________  __________________________
Date           Optionee


               Address:       ______________________

                              ______________________


Print name in exact manner
it is to appear on the
stock certificate:

                              ______________________

                              ______________________


Address to which certificate
is to be sent, if different
from address above:

                              ______________________

                              ______________________

Social Security Number:       ______________________

                                    -A-I-1-

                                   EXHIBIT B
                                   ---------


 Reference is made to Exhibit 99.1 of this Registration Statement on Form S-8.

                                     -B-1-

                                   EXHIBIT C
                                   ---------


         Reference is made to this Registration Statement on Form S-8.

                                     -C-1-